Allstate Life Insurance Company

Allstate Financial Advisors Separate Account I

Supplement, dated February 26, 2007,

to

The Allstate Advisor Variable Annuity Prospectus; and

The Allstate Advisor Preferred Variable Annuity Prospectus

dated May 1, 2006

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts (“Contracts”) issued by Allstate Life Insurance Company.

We have received notice that the Board of Trustees (“Board”) of the STI Classic Variable Trust has approved the liquidation, on or about May 1, 2007 (the “Closing Date”), of the following Fund portfolios:

STI Classic International Equity Fund Portfolio
STI Classic Investment Bond Fund Portfolio
(collectively the “STI Classic Portfolios”)

Due to the liquidation of the STI Classic Portfolios, we will no longer accept new premiums for investment in, nor will we permit transfers to, the STI Classic International Equity Fund Sub-Account or the STI Classic Investment Grade Bond Fund Sub-Account (“STI Classic Sub-Accounts”) on or after April 27, 2007.

As the STI Classic Sub-Accounts will no longer be offered as an investment alternative, you may wish to transfer, prior to April 27, 2007 some or all of your Contract Value in the STI Classic Sub-Accounts to the other investment alternatives currently offered by your Contract. These transfers are not subject to a transfer fee. Any value remaining in the STI Classic Sub-Accounts will be transferred automatically, as of April 27, 2007, to the Putnam VT Money Market – Class IB Sub-Account, an investment alternative already available under your Contract.

If you currently allocate Contract Value to the STI Classic Sub-Accounts through automatic additions, automatic portfolio rebalancing, dollar cost averaging or systematic withdrawal programs, your allocations in these programs will also need to be changed. If you do not change these allocations to other investment alternatives currently available under your Contract, any allocations to the STI Classic Sub-Accounts will be automatically allocated, as of April 27, 2007, to the Putnam VT Money Market – Class IB Sub-Account.

If you currently have the Accumulation Benefit Option and are invested in the STI Classic Sub-Accounts, your investments in those Sub-Accounts will be transferred automatically, as of April 27, 2007, to the Putnam VT Money Market – Class IB Sub-Account.

The percentage allocation investment requirements for Guarantee Option 1, Model Portfolio Option 1 are 20% in Category A, 50% in Category B, 30% in Category C and 0% in Category D. The Putnam VT Money Market – Class IB Sub-Account is a Category A Sub-Account, the STI Classic Investment Grade Bond Sub-Account is a Category B Sub-Account, and the STI Classic International Equity Sub-Account is a Category C Sub-Account.

If your Accumulation Benefit Option Rider Date was prior to October 1, 2004, the percentage allocation investment requirements for Guarantee Option 2, Model Portfolio Option 2 are 10% in Category A, 20% in Category B, 50% in Category C and 20% in Category D. The Putnam VT Money Market – Class IB Sub-Account is a

Category A Sub-Account, the STI Classic Investment Grade Bond Sub-Account is a Category B Sub-Account, and the STI Classic International Equity Sub-Account is a Category D Sub-Account.

If your Accumulation Benefit Option Rider Date is on or after October 1, 2004, the Putnam VT Money Market – Class IB Sub-Account, the STI Classic Investment Grade Bond Sub-Account and the STI Classic International Equity Sub-Account are all available Variable Sub-Accounts under Guarantee Option 2, Model Portfolio Option 2.

Failure to meet the investment requirements may result in cancellation of the Accumulation Benefit Option.

If your Contract Value in the STI Classic Sub-Accounts is transferred automatically on the Closing Date to the Putnam VT Money Market – Class IB Sub-Account, for 60 days, you may transfer your Contract Value in the Putnam VT Money Market – Class IB Sub-Account to any other investment alternative(s) available under your Contract, subject to the investment requirements of the Accumulation Benefit Option, if applicable. This transfer is not subject to a transfer fee.

We will send you a confirmation that shows the amount that is transferred to the Putnam VT Money Market – Class IB Sub-Account or to the investment alternative that you chose and the date of the transaction. For additional information on how to transfer to another investment alternative, or how to make a change to your current allocation(s), please contact your financial representative or call our Customer Service Center at 1-800-203-0068.

Attached, as Appendix A, is a list of the Portfolios and Fixed Account Investment Alternatives currently available under your Contract.

Attached, as Appendix B, is a list of the Portfolios currently available under the Accumulation Benefit Option.

Please keep this supplement for future reference together with your prospectus.

Appendix A

The Allstate Advisor Variable Annuity contracts and the Allstate Advisor Preferred Variable Annuity contracts offer a variety of Investment Alternatives that encompass investment choices ranging from aggressive to conservative. Below is a listing of the Portfolios and Fixed Account Investment Alternatives currently available. Also included is the investment objective for each Portfolio.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the relevant prospectus for the Portfolio.

Portfolios

Portfolio	Investment Objective
Fidelity VIP Contrafund® Portfolio - Service Class 2	Seeks long-term capital appreciation.
Fidelity VIP Freedom 2010 Portfolio - Service Class 2	Seeks high total return with a secondary objective of principal preservation as the fund approaches its target date and beyond.
Fidelity VIP Freedom 2020 Portfolio - Service Class 2	Seeks high total return with a secondary objective of principal preservation as the fund approaches its target date and beyond.
Fidelity VIP Freedom 2030 Portfolio - Service Class 2	Seeks high total return with a secondary objective of principal preservation as the fund approaches its target date and beyond.
Fidelity VIP Freedom Income Portfolio - Service Class 2	Seeks high total return with a secondary objective of principal preservation.
Fidelity VIP Growth Stock Portfolio - Service Class 2	Seeks to achieve capital appreciation.
Fidelity VIP Index 500 Portfolio - Service Class 2	Seeks investment results that correspond to the total return of common stocks publicly traded in the United States as represented by the Standard & Poor’s 500SM Index (S&P 500®).
Fidelity VIP Mid Cap Portfolio - Service Class 2	Seeks long-term growth of capital.
FTVIP Franklin Growth and Income Securities Fund - Class 2	Seeks capital appreciation with current income as a secondary goal.
FTVIP Franklin Income Securities Fund - Class 2	Seeks to maximize income while maintaining prospects for capital appreciation.
FTVIP Franklin Large Cap Growth Securities Fund - Class 2	Seeks capital appreciation.
FTVIP Franklin Small Cap Value Securities Fund - Class 2	Seeks long-term total return.
FTVIP Franklin U.S. Government Fund - Class 2	Seeks income.
FTVIP Mutual Discovery Securities Fund - Class 2	Seeks capital appreciation.
FTVIP Mutual Shares Securities Fund - Class 2	Seeks capital appreciation with income as a secondary goal.
FTVIP Templeton Developing Markets Securities Fund - Class 2	Seeks long-term capital appreciation.
FTVIP Templeton Foreign Securities Fund - Class 2	Seeks long-term capital growth.
Lord Abbett Series Fund - All Value Portfolio	Seeks long-term growth of capital and income without excessive fluctuations in market value.
Lord Abbett Series Fund - Bond-Debenture Portfolio	Seeks high current income and the opportunity for capital appreciation to produce a high total return.
Lord Abbett Series Fund - Growth and Income Portfolio	Seeks long-term growth of capital and income without excessive fluctuations in market value.

Lord Abbett Series Fund - Growth Opportunities Portfolio	Seeks capital appreciation.
Lord Abbett Series Fund - Mid-Cap Value Portfolio	Seeks capital appreciation through investments, primarily in equity securities, which are believed to be undervalued in the marketplace.
Oppenheimer Balanced Fund/VA - Service Shares	Seeks a high total investment return, which includes current income and capital appreciation in the value of its shares.
Oppenheimer Capital Appreciation Fund/VA - Service Shares	Seeks capital appreciation by investing in securities of well-known, established companies.
Oppenheimer Core Bond Fund/VA - Service Shares	Seeks high level of current income. As a secondary objective, the Portfolio seeks capital appreciation when consistent with its primary objective.
Oppenheimer Global Securities Fund/VA - Service Shares

Seeks long-term capital appreciation by investing a substantial portion of assets in securities of foreign issuers, growth-type companies, cyclical industries and special situations that are considered to have appreciation possibilities.

Oppenheimer High Income Fund/VA - Service Shares	Seeks a high level of current income from investment in high-yield fixed-income securities.
Oppenheimer Main Street Fund®/VA - Service Shares	Seeks high total return (which includes growth in the value of its shares as well as current income) from equity and debt securities.
Oppenheimer Main Street Small Cap Fund®/VA - Service Shares	Seeks capital appreciation.
Oppenheimer MidCap Fund/VA - Service Shares	Seeks capital appreciation by investing in ‘‘growth type’’ companies.
Oppenheimer Strategic Bond Fund/VA - Service Shares	Seeks a high level of current income principally derived from interest on debt securities.
Putnam VT The George Putnam Fund of Boston - Class IB	Seeks to provide a balanced investment composed of a well diversified portfolio of value stocks and bonds, which produce both capital growth and current income.
Putnam VT Global Asset Allocation Fund - Class IB	Seeks a high level of long-term total return consistent with preservation of capital.
Putnam VT Growth and Income Fund - Class IB	Seeks capital growth and current income.
Putnam VT High Yield Fund - Class IB	Seeks high current income. Capital growth is a secondary goal when consistent with achieving high current income.
Putnam VT Income Fund - Class IB	Seeks high current income consistent with what Putnam Management believes to be prudent risk.
Putnam VT International Equity Fund - Class IB	Seeks capital appreciation.
Putnam VT Investors Fund - Class IB	Seeks long-term growth of capital and any increased income that results from this growth.
Putnam VT Money Market Fund - Class IB	Seeks as high a rate of current income as Putnam Management believes is consistent with preservation of capital and maintenance of liquidity.
Putnam VT New Value Fund - Class IB	Seeks long-term capital appreciation.
Putnam VT Vista Fund - Class IB	Seeks capital appreciation.
Putnam VT Voyager Fund - Class IB	Seeks capital appreciation.
STI Classic Capital Appreciation Fund	Seeks capital appreciation.
STI Classic Large Cap Relative Value Fund	Seeks long-term capital appreciation with the secondary goal of current income.
STI Classic Large Cap Value Equity Fund	Seeks capital appreciation with the secondary goal of current income.
STI Classic Mid-Cap Equity Fund	Seeks capital appreciation.

STI Classic Small Cap Value Equity Fund	Seeks capital appreciation with the secondary goal of current income.
Van Kampen LIT Comstock Portfolio, Class II	Seeks capital growth and income through investments in equity securities, including common stocks, preferred stocks and securities convertible into common and preferred stocks.
Van Kampen LIT Growth and Income Portfolio, Class II	Seeks long-term growth of capital and income.
Van Kampen LIT Money Market Portfolio, Class II	Seeks protection of capital and high current income through investments in money market instruments.
Van Kampen LIT Strategic Growth Portfolio, Class II	Seeks capital appreciation.
Van Kampen UIF Emerging Markets Debt Portfolio, Class II	Seeks high total return by investing primarily in fixed income securities of government and government-related issuers and, to a lesser extent, of corporate issuers in emerging market countries.
Van Kampen UIF Equity and Income Portfolio, Class II	Seeks capital appreciation and current income.
Van Kampen UIF Equity Growth Portfolio, Class II	Seeks long-term capital appreciation by investing primarily in growth-oriented equity securities of U.S. and foreign companies.
Van Kampen UIF Global Franchise Portfolio, Class II	Seeks long-term capital appreciation.
Van Kampen UIF Mid Cap Growth Portfolio, Class II	Seeks long-term capital growth by investing primarily in growth-oriented equity securities of U.S. mid cap companies and foreign companies, including emerging markets securities.
Van Kampen UIF Small Company Growth Portfolio, Class II	Seeks long-term capital appreciation by investing primarily in growth-oriented equity securities of small companies.
Van Kampen UIF U.S. Mid Cap Value Portfolio, Class II	Seeks above-average total return over a market cycle of three to five years by investing in common stocks and other equity securities.
Van Kampen UIF U.S. Real Estate Portfolio, Class II

Seeks above average current income and long-term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry, including real estate investment trusts.

Fixed Account Options*

Dollar Cost Averaging Fixed Account Option

Standard Fixed Account Option

Market Value Adjusted Fixed Account Option

* Some fixed account options are not available in all states.

Appendix B

Below is a listing of the Portfolios currently available under the Accumulation Benefit Option.

Model Portfolio Option 1

20% Category A

50% Category B

30% Category C

0% Category D

Category A

Putnam VT Money Market - Class IB Sub-Account

Van Kampen LIT Money Market, Class II Sub-Account

Category B

FTVIP Franklin U.S. Government - Class 2 Sub-Account

Lord Abbett Series - Bond-Debenture Sub-Account

Oppenheimer Core Bond/VA - Service Shares Sub-Account

Oppenheimer High Income/VA - Service Shares Sub-Account

Oppenheimer Strategic Bond/VA - Service Shares Sub-Account

Putnam VT High Yield - Class IB Sub-Account

Putnam VT Income - Class IB Sub-Account

Van Kampen UIF Emerging Markets Debt, Class II Sub-Account

Van Kampen UIF U.S. Real Estate, Class II Sub-Account

Category C

Fidelity VIP Contrafund® - Service Class 2 Sub-Account

Fidelity VIP Index 500 - Service Class 2 Sub-Account

Fidelity VIP Mid Cap - Service Class 2 Sub-Account

FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account

FTVIP Franklin Income Securities - Class 2 Sub-Account

FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account

FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account

FTVIP Mutual Discovery Securities - Class 2 Sub-Account

FTVIP Mutual Shares Securities - Class 2 Sub-Account

FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account

FTVIP Templeton Foreign Securities - Class 2 Sub-Account

Lord Abbett Series - All Value Sub-Account

Lord Abbett Series - Growth and Income Sub-Account

Lord Abbett Series - Growth Opportunities Sub-Account

Lord Abbett Series - Mid-Cap Value Sub-Account

Oppenheimer Balanced/VA - Service Shares Sub-Account

Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account

Oppenheimer Main Street®/VA - Service Shares Sub-Account

Oppenheimer Main Street Small Cap®/VA - Service Shares Sub-Account

Oppenheimer MidCap/VA - Service Shares Sub-Account

Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account

Putnam VT Global Asset Allocation - Class IB Sub-Account

Putnam VT Growth and Income - Class IB Sub-Account

Putnam VT International Equity - Class IB Sub-Account

Putnam VT Investors - Class IB Sub-Account

Putnam VT New Value - Class IB Sub-Account

Putnam VT Voyager - Class IB Sub-Account

STI Classic Capital Appreciation Sub-Account

STI Classic Large Cap Relative Value Sub-Account

STI Classic Small Cap Value Equity Sub-Account

STI Classic Large Cap Value Equity Sub-Account

Van Kampen LIT Comstock, Class II Sub-Account

Van Kampen LIT Strategic Growth, Class II Sub-Account

Van Kampen LIT Growth and Income, Class II Sub-Account

Van Kampen UIF Equity and Income, Class II Sub-Account

Van Kampen UIF Global Franchise, Class II Sub-Account

Van Kampen UIF Mid Cap Growth, Class II Sub-Account

Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account

Category D

(Variable Sub-Accounts not available under Model Portfolio Option 1)

Fidelity VIP Freedom Income - Service Class 2 Sub-Account

Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account

Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account

Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account

Fidelity VIP Growth Stock - Service Class 2 Sub-Account

Oppenheimer Global Securities/VA - Service Shares Sub-Account

Putnam VT Vista - Class IB Sub-Account

STI Classic Mid-Cap Equity Sub-Account

Van Kampen LIT Aggressive Growth, Class II Sub-Account

Van Kampen UIF Equity Growth, Class II Sub-Account

Van Kampen UIF Small Company Growth, Class II Sub-Account

Model Portfolio Option 2

(Rider Date prior to October 1, 2004)

10% Category A

20% Category B

50% Category C

20% Category D

Category A

Putnam VT Money Market - Class IB Sub-Account

Van Kampen LIT Money Market, Class II Sub-Account

Category B

FTVIP Franklin U.S. Government - Class 2 Sub-Account

Lord Abbett Series - Bond-Debenture Sub-Account

Oppenheimer Core Bond/VA - Service Shares Sub-Account

Oppenheimer High Income/VA - Service Shares Sub-Account

Oppenheimer Strategic Bond/VA - Service Shares Sub-Account

Putnam VT High Yield - Class IB Sub-Account

Putnam VT Income - Class IB Sub-Account

Van Kampen UIF Emerging Markets Debt, Class II Sub-Account

Van Kampen UIF U.S. Real Estate, Class II Sub-Account

Category C

Fidelity VIP Contrafund® - Service Class 2 Sub-Account

Fidelity VIP Index 500 - Service Class 2 Sub-Account

Fidelity VIP Mid Cap - Service Class 2 Sub-Account

FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account

FTVIP Franklin Income Securities - Class 2 Sub-Account

FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account

FTVIP Mutual Discovery Securities - Class 2 Sub-Account

FTVIP Mutual Shares Securities - Class 2 Sub-Account

Lord Abbett Series - All Value Sub-Account

Lord Abbett Series - Growth and Income Sub-Account

Lord Abbett Series - Growth Opportunities Sub-Account

Lord Abbett Series - Mid-Cap Value Sub-Account

Oppenheimer Balanced/VA - Service Shares Sub-Account

Oppenheimer Main Street®/VA - Service Shares Sub-Account

Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account

Putnam VT Global Asset Allocation - Class IB Sub-Account

Putnam VT Growth and Income - Class IB Sub-Account

Putnam VT New Value - Class IB Sub-Account

STI Classic Large Cap Relative Value Sub-Account

STI Classic Large Cap Value Equity Sub-Account

Van Kampen LIT Comstock, Class II Sub-Account

Van Kampen LIT Growth and Income, Class II Sub-Account

Van Kampen UIF Equity and Income, Class II Sub-Account

Van Kampen UIF Mid Cap Growth, Class II Sub-Account

Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account

Category D

Fidelity VIP Growth Stock - Service Class 2 Sub-Account

FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account

FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account

FTVIP Templeton Foreign Securities - Class 2 Sub-Account

Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account

Oppenheimer Global Securities/VA - Service Shares Sub-Account

Oppenheimer Main Street Small Cap®/VA - Service Shares Sub-Account

Oppenheimer MidCap/VA - Service Shares Sub-Account

Putnam VT International Equity - Class IB Sub-Account

Putnam VT Investors - Class IB Sub-Account

Putnam VT Vista - Class IB Sub-Account

Putnam VT Voyager - Class IB Sub-Account

STI Classic Capital Appreciation Sub-Account

STI Classic Mid-Cap Equity Sub-Account

STI Classic Small Cap Value Equity Sub-Account

Van Kampen LIT Strategic Growth, Class II Sub-Account

Van Kampen UIF Equity Growth, Class II Sub-Account

Van Kampen UIF Global Franchise, Class II Sub-Account

Van Kampen UIF Small Company Growth, Class II Sub-Account

Model Portfolio Option 2

(Rider Date on or after October 1, 2004)

Available

Fidelity VIP Freedom Income - Service Class 2 Sub-Account

Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account

Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account

Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account

Fidelity VIP Contrafund® - Service Class 2 Sub-Account

Fidelity VIP Index 500 - Service Class 2 Sub-Account

Fidelity VIP Mid Cap - Service Class 2 Sub-Account

FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account

FTVIP Franklin Income Securities - Class 2 Sub-Account

FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account

FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account

FTVIP Franklin U.S. Government - Class 2 Sub-Account

FTVIP Mutual Discovery Securities - Class 2 Sub-Account

FTVIP Mutual Shares Securities - Class 2 Sub-Account

FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account

FTVIP Templeton Foreign Securities - Class 2 Sub-Account

Lord Abbett Series - All Value Sub-Account

Lord Abbett Series - Bond-Debenture Sub-Account

Lord Abbett Series - Growth and Income Sub-Account

Lord Abbett Series - Growth Opportunities Sub-Account

Lord Abbett Series - Mid-Cap Value Sub-Account

Oppenheimer Balanced/VA - Service Shares Sub-Account

Oppenheimer Core Bond/VA - Service Shares Sub-Account

Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account

Oppenheimer High Income/VA - Service Shares Sub-Account

Oppenheimer Main Street®/VA - Service Shares Sub-Account

Oppenheimer Main Street Small Cap®/VA - Service Shares Sub-Account

Oppenheimer Strategic Bond/VA - Service Shares Sub-Account

Oppenheimer MidCap/VA - Service Shares Sub-Account

Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account

Putnam VT Global Asset Allocation - Class IB Sub-Account

Putnam VT Growth and Income - Class IB Sub-Account

Putnam VT High Yield - Class IB Sub-Account

Putnam VT Income - Class IB Sub-Account

Putnam VT International Equity - Class IB Sub-Account

Putnam VT Investors - Class IB Sub-Account

Putnam VT Money Market - Class IB Sub-Account

Putnam VT New Value - Class IB Sub-Account

Putnam VT Voyager - Class IB Sub-Account

STI Classic Capital Appreciation Sub-Account

STI Classic Large Cap Relative Value Sub-Account

STI Classic Small Cap Value Equity Sub-Account

STI Classic Large Cap Value Equity Sub-Account

Van Kampen LIT Comstock, Class II Sub-Account

Van Kampen LIT Strategic Growth, Class II Sub-Account

Van Kampen LIT Growth and Income, Class II Sub-Account

Van Kampen LIT Money Market, Class II Sub-Account

Van Kampen UIF Emerging Markets Debt, Class II Sub-Account

Van Kampen UIF Equity and Income, Class II Sub-Account

Van Kampen UIF Global Franchise, Class II Sub-Account

Van Kampen UIF Mid Cap Growth, Class II Sub-Account

Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account

Van Kampen UIF U.S. Real Estate, Class II Sub-Account

Excluded

Fidelity VIP Growth Stock - Service Class 2 Sub-Account

Oppenheimer Global Securities/VA - Service Shares Sub-Account

Putnam VT Vista - Class IB Sub-Account

STI Classic Mid-Cap Equity Sub-Account

Van Kampen UIF Equity Growth, Class II Sub-Account

Van Kampen UIF Small Company Growth, Class II Sub-Account